Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-207680) pertaining to the 401(k) Plan of Hewlett Packard Enterprise of our report dated June 23, 2016, with respect to the financial statements and schedule of the Hewlett Packard Enterprise 401(k) Plan included in this Annual Report (Form 11-K) for the period from November 1, 2015 (inception) through December 31, 2015.

/S/ ERNST & YOUNG LLP

San Jose, California

June 23, 2016